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                                                                  Exhibit 99.2


[ENSKILDA SECURITIES LOGO]                       [THE BLACKSTONE GROUP LOGO]



                                      Consent of
                  Enskilda Securities and The Blackstone Group L.P.



                                                 March 24, 1997



Autoliv, Inc.



Ladies and Gentlemen:

         We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed combination of Autoliv AB and the Automotive Safety Products business of Morton International, Inc., of our opinion letter appearing as Appendix D to the Proxy Statement/Prospectus/Exchange Offer filed with the Securities and Exchange Commission on March 24, 1997 which comprises part of the Registration Statement, and to the references to our respective firm's name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

Very truly yours,

ENSKILDA SECURITIES


By:  /s/ Stefan Erneholm
     ---------------------

By:  /s/ Stein Petter Ski
     ---------------------


THE BLACKSTONE GROUP L.P.



By:  /s/ Anthony Grillo
     ---------------------